EXHIBIT 10.6

AMENDMENT – NUMBER TWO

LICENSE AGREEMENT

This Amendment Number Two (this “Amendment 2”) is entered into this 5th day of June, 2009 by and between the UNIVERSITY OF CONNECTICUT HEALTH CENTER, having a place of business at the Center for Science and Technology Commercialization, 263 Farmington Avenue, Farmington, Connecticut 06030-6207 (“UCONN”), and ANTIGENICS INC., having offices at 3 Forbes Road, Lexington, Massachusetts 02421 (“ANTIGENICS”) (each a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties have entered into a License Agreement dated May 25, 2001, as amended March 18, 2003 (the “Agreement”); and

WHEREAS, the Parties now wish to amend the Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.	Section 3.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b) Annual License Fee Maintenance. Starting at the fifth (5th) anniversary of the Effective Date, ANTIGENICS shall pay UCONN the following annual license maintenance fees, payable in advance semi-annually, against which royalties otherwise due UCONN pursuant to Section 3.3 may be credited:

5th Anniversary:	$	[	**]
6th Anniversary	$	[	**]
7th Anniversary	$	[	**]
8th Anniversary	$	[	**]
9th Anniversary	$	[	**]
10th Anniversary	$	[	**]
11th Anniversary	$	[	**]
12th Anniversary & Each Subsequent Anniversary	$	[	**]

2.	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

3.	The parties further acknowledge and agree that, except as set forth in this Amendment 2, the Agreement shall remains unchanged and in full force and effect.

4.	This Amendment 2 shall be deemed to have been entered into in Connecticut and shall be construed and enforced in accordance with Connecticut law without regard for any choice or conflict of laws or principle that would result in the applications of the domestic substantive law of any other jurisdiction.

5.	This Amendment 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties each have caused this Amendment 2 to be executed by their respective duly authorized representative as of the date first set forth above.

UNIVERSITY OF CONNECTICUT HEALTH CENTER

By:	/s/ Michael F. Newborg
Name:	Michael F. Newborg
Title:	Executive Director

ANTIGENICS INC

By:	/s/ Garo Armen
Name:	Garo Armen
Title:	CEO

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.